Exhibit 10.34

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the issuer treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Execution Copy

PATENT AND TECHNOLOGY LICENSE AGREEMENT

This AGREEMENT (“AGREEMENT”) is made by and between THE BOARD OF REGENTS (“BOARD”) of THE UNIVERSITY OF TEXAS SYSTEM (“SYSTEM”), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“MD ANDERSON”), a member institution of SYSTEM, and MOLECULIN BIOTECH, INC. a Delaware corporation having a principal place of business located at 5300 Memorial Drive - Suite 950, Houston, Texas 77007 (“LICENSEE”).

RECITALS

A.	LICENSEE and BOARD previously entered into that certain Patent and Technology License effective June 21, 2010 (“2010 LICENSE”).

B.	BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER developed at MD ANDERSON in cooperation with LICENSEE, all as defined herein.

C.

BOARD, through MD ANDERSON, desires to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE, BOARD, SYSTEM, MD ANDERSON, the inventor(s), and the public as outlined in BOARD’s Intellectual Property Policy.

D.	LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

I.      EFFECTIVE DATE

1.1	This AGREEMENT is effective as of the date of the last authorized signature below (the “EFFECTIVE DATE”).

II.     DEFINITIONS

As used in this AGREEMENT, the following terms have the meanings indicated:

2.1

ACTIVELY AND EFFECTIVELY ATTEMPTING TO COMMERCIALIZE means efforts consistent with those of a similarly situated biotechnology company in its having an effective, ongoing and active research, development, manufacturing, marketing or sales program as appropriate for a pharmaceutical product at a similar stage of development or commercialization with similar market potential, such program directed toward obtaining REGULATORY APPROVAL of a LICENSED PRODUCT, and/or production and/or SALES, in a jurisdiction, and providing plans to MD ANDERSON to commercialize a LICENSED PRODUCT in the jurisdiction.

2.2	AGREEMENT has the meaning set forth in the preamble.

2.3

AFFILIATE means any business entity more than fifty percent (50%) owned by LICENSEE, any business entity which owns more than fifty percent (50%) of LICENSEE, or any business entity that is more than fifty percent (50%) owned by a business entity that owns more than fifty percent (50%) of LICENSEE.

2.4	ANNUAL MAINTENANCE FEE has the meaning set forth in Section 4.1(c).

2.5	ANTICIPATED COSTS has the meaning set forth in Section 6.5.

2.6

ASSIGNMENT means a writing wherein a third-party assumes in writing (a copy of which writing will be promptly provided to MD ANDERSON) all of LICENSEE’s or AFFILIATE’s interests, rights, duties, and obligations under the AGREEMENT and agrees to comply with all terms and conditions of the AGREEMENT as if the assignee were the original party to the AGREEMENT.

2.7	ASSIGNMENT FEE has the meaning set forth in Section 12.1.

2.8	BOARD has the meaning set forth in the preamble.

2.9	COMMERCIALIZED means having SALES in a jurisdiction.

2.10	EFFECTIVE DATE has the meaning set forth in Section 1.1.

2.11

EXCLUDED AMOUNTS means (1) any payment received by or on behalf of LICENSEE from a SUBLICENSEE for the supply of goods and/or services (including LICENSED PRODUCTS) to such SUBLICENSEE, provided that the SUBLICENSEE is not the end user of such goods or services, and provided further that MD ANDERSON has been paid the ROYALTY RATE for NET SALES upon SALE of the LICENSED PRODUCTS to the end user; and (2) payment received by LICENSEE from a SUBLICENSEE for providing LICENSED PRODUCTS to said SUBLICENSEE for use in a clinical study or other research necessary or useful to obtain MARKETING APPROVAL of a LICENSED PRODUCTS, provided that such payment does not exceed LICENSEE’s actual cost for providing such LICENSED PRODUCTS to said SUBLICENSEE.

2.12	FDA means the United States Food and Drug Administration.

2.13	GOVERNMENT has the meaning set forth in Section 14.2.

2.14

IND means (a) an Investigational New Drug application as defined in the FFDCA (21 U.S.C. §301 et seq.), (b) a clinical trial authorization application for a product filed with a REGULATORY AUTHORITY in any other regulatory jurisdiction outside the U.S., the filing of which (in the case of (a) or (b)) is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction, or (c) documentation issued by a REGULATORY AUTHORITY that permits the conduct of clinical testing of a product in humans in such jurisdiction.

2.15

INDICATION means any use of a LICENSED PRODUCT for the treatment, prevention, cure or to delay the progression of a human disease or condition. As clarifying illustrative examples, (a) the broadening of use of a LICENSED PRODUCT for a particular disease, such as the extension of the use of a LICENSED PRODUCT from treating Stage IV metastatic melanoma to use as an adjuvant treatment for melanoma, shall not be separate INDICATIONS; (b) the use of a LICENSED PRODUCT as a first line therapy after receiving MARKETING APPROVAL as a second line therapy for treatment of the same disease or condition shall not be deemed to be separate INDICATIONS; and (c) use of a LICENSED PRODUCT in connection with different types of cancer shall be deemed to be different INDICATIONS (e.g., uses for basal cell carcinoma, melanoma, and squamous cell carcinoma, are each a different INDICATION notwithstanding the fact that each is a type of skin cancer).

2.16	LIABILITIES has the meaning set forth in Section 9.1.

2.17	LICENSE DOCUMENTATION FEE has the meaning set forth in Section 4.1(b)

2.18	LICENSED FIELD means all fields of use.

2.19	LICENSED PRODUCTS means any product or service sold by LICENSEE, an AFFILIATE, or a SUBLICENSEE comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT and which is covered by a VALID CLAIM.

2.20	LICENSED SUBJECT MATTER means inventions and discoveries covered by PATENT RIGHTS or TECHNOLOGY RIGHTS within LICENSED FIELD.

2.21	LICENSED TERRITORY means worldwide.

2.22	LICENSEE has the meaning set forth in the preamble.

2.23	MD ANDERSON has the meaning set forth in the preamble.

2.24	MARKETING APPROVAL means the approval by the REGULATORY AUTHORITY needed for a particular national jurisdiction to market, and SELL a LICENSED PRODUCT in that national jurisdiction.

2.25

NEW DRUG APPLICATION means application submitted to the FDA for approval to market a new drug, as more specifically defined by 21 C.F.R §314 et seq., or any future revisions or substitutes thereof, or an equivalent foreign filing in any jurisdiction other than the United States.

2.26	NET SALES [***]

2.27	PATENT EXPENSES all expenses incurred in searching, preparing, filing, prosecuting, defending in any post-issuance administrative proceeding, and maintaining PATENT RIGHTS.

2.28

PATENT RIGHTS means BOARD’s rights (a) the patents and patent applications resulting from the IDR(s) listed in Exhibit I; (b) all patent applications that claim priority to any patent or patent application of identified in (a), provided that the claims of such non-provisional applications are entitled to claim priority to such applications; (c) all divisionals, continuations and continuations-in-part of the non-provisional patent applications identified in (a) and (b), above provided that the claims of such continuations-in-part are entitled to claim priority to at least one of the patent applications identified in (a) or (b), above; (d) all reissues, reexaminations, extensions, and foreign counterparts of any of the patents or patent applications identified in (a), (b) or (c), above; and (e) any patents that issue with respect to any of the patent applications listed in (a), (b), (c) or (d), above.

2.29

PHASE I STUDY means: (a) that portion of the FDA submission and approval process which provides for the first introduction into humans of a product with the purpose of determining human toxicity, metabolism, absorption, elimination and other pharmacological action, as more fully defined by the rules and regulations of the FDA, including 21 C.F.R. § 312.21(a) or any future revisions or substitutes therefor; or (b) a similar clinical trial in any national jurisdiction other than the United States. For the avoidance of doubt, the emphasis of a PHASE I STUDY is on the safety and tolerability of a product and is used to plan patient dosing in a PHASE II STUDY.

2.30

PHASE II STUDY means: (a) that portion of the FDA submission and approval process which provides for early controlled clinical studies conducted to obtain preliminary data on the effectiveness of a product for a particular indication, as more specifically defined by the rules and regulations of the FDA, including 21 C.F.R. § 312.21(b) or any future revisions or substitutes therefor; or (b) any clinical trial that obtains data regarding the efficacy of a product, including without limitation Phase Ib study of a product, a clinical study of a product consisting of a cohort expansion, or a combined Phase Ib/II clinical study of a product; or (c) a clinical study similar to the foregoing (a) or (b) in any jurisdiction other than the United States. For the avoidance of doubt, when the safety and tolerability of a product has been established through the conduct of a PHASE I STUDY, the next clinical trial of a product will be a PHASE II STUDY.

2.31

PHASE III STUDY means a human clinical trial using a Licensed Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which trial is intended to support MARKETING APPROVAL of a LICENSED PRODUCT alone or in combination with an ATAC, as described in 21 C.F.R. 312.21(c) for the United States, or a similar clinical study prescribed by the REGULATORY AUTHORITIES in a foreign country.

2.32

REGULATORY AUTHORITY means the governmental authority responsible for granting any necessary licenses or approvals for the marketing, SALE and use of a LICENSED PRODUCT in a particular national jurisdiction, including without limitation, the FDA, European Medicines Agency or Koseisho (i.e. the Japanese Ministry of Health and Welfare).

2.33	REPRESENTATIVES has the meaning set forth in Section 11.2.

2.34	ROYALTY RATE means the percentage of NET SALES of LICENSED PRODUCTS payable to MD ANDERSON as set forth in Section 4.1(d).

2.35	SELL, SALE or SOLD means the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE, an AFFILIATE, or a SUBLICENSEE.

2.36

SUBLICENSE AGREEMENT means any agreement or arrangement pursuant to which LICENSEE (or a SUBLICENSEE) grants to any third party any of the license rights granted to the LICENSEE under this AGREEMENT. An ASSIGNMENT of all rights and obligations under this AGREEMENT shall not be deemed to be a SUBLICENSE AGREEMENT.

2.37

SUBLICENSE CONSIDERATION means any and all consideration, other than royalties for NET SALES (provided that MD ANDERSON has been paid the ROYALTY RATE for such NET SALES), debt, research and development funds, and EXCLUDED AMOUNTS, as defined below, received by LICENSEE from any SUBLICENSEE as consideration for the sublicense, including, but not limited to, up-front, marketing, distribution, franchise, and option payments, license and documentation fees, and bonus and milestone payments.. Notwithstanding the foregoing, if LICENSEE receives a bona fide milestone payment from a SUBLICENSEE for achieving a MILESTONE, then for purposes of calculating SUBLICENSE CONSIDERATION, LICENSEE may deduct the amount actually paid to MD ANDERSON by LICENSEE for achieving such milestone from the amount received by LICENSEE from the SUBLICENSEE for achieving the milestone. In addition, if LICENSEE receives a payment from a SUBLICENSEE as a bona fide reimbursement for PATENT EXPENSES for PATENT RIGHTS, then for purposes of calculating SUBLICENSE CONSIDERATION, LICENSEE may deduct the amount actually paid to MD ANDERSON by LICENSEE as reimbursement for PATENT EXPENSES from the amounts received by LICENSEE from the SUBLICENSEE as reimbursement of PATENT EXPENSES. For purposes of clarification, consideration received by LICENSEE from a SUBLICENSEE for equity securities of LICENSEE shall not be considered SUBLICENSE CONSIDERATION, except that premiums paid by a SUBLICENSEE for equity securities of LICENSEE over the fair market value of such securities shall be considered SUBLICENSE CONSIDERATION.

2.38

SUBLICENSEE means any third party to whom LICENSEE or an AFFILIATE (or other entity granted any rights by LICENSEE under this AGREEMENT) has granted any of the rights granted to LICENSEE under this AGREEMENT, provided that the third party is not the end user of LICENSED PRODUCTS covered by such granted rights. As used herein, SUBLICENSEE shall also mean a third party to whom LICENSEE, an AFFILIATE, or a SUBLICENSEE has granted the exclusive right to distribute LICENSED PRODUCTS supplied by such LICENSEE, AFFILIATE, or SUBLICENSEE, provided that such third party is responsible for significant marketing and/or promotion of, LICENSED PRODUCTS within its exclusive territory. For clarity, an AFFILIATE of LICENSEE cannot be a SUBLICENSEE.

2.39	SYSTEM has the meaning set forth in the preamble.

2.40	TECHNOLOGY RIGHTS means [***].

2.41	TERM has the meaning set forth in Section 13.1.

2.42

VALID CLAIM means a claim of (a) an issued and unexpired patent included within the PATENT RIGHTS unless the claim has been held unenforceable or invalid by the final, unreversed, and un-appealable decision of a court or other governmental body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or finally determined by the relevant governmental authority to be invalid, un-patentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (b) a pending patent application within the PATENT RIGHTS to the extent the claim continues to be prosecuted in good faith, provided that such patent application has not been pending for more than seven (7) years from the filing date of such application.

III.     LICENSE

3.1

BOARD, through MD ANDERSON, hereby grants to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use, import, offer to SELL and/or SELL LICENSED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD. This grant is subject to Sections 13.2, 14.2 and 14.3 hereinbelow, the payment by LICENSEE to MD ANDERSON of all consideration as provided herein, and is further subject to the following rights retained by BOARD and MD ANDERSON to:

(a)	Publish the general scientific findings from research conducted by MD ANDERSON related to LICENSED SUBJECT MATTER, subject to the terms of ARTICLE XIConfidential Information and Publication; and

(b)	Use LICENSED SUBJECT MATTER for non-commercial research, teaching, patient care, and other academically-related purposes; and

(c)	Transfer LICENSED SUBJECT MATTER to academic or research institutions for non-commercial research use.

For purposes of clarification, and not by way of limitation, the rights retained by the BOARD and MD ANDERSON pursuant to this Section 3.1 do not include the right to engage in research sponsored by a commercial, for-profit entity or to conduct clinical trials sponsored by a commercial, for-profit entity.

3.2

LICENSEE may extend the license granted herein to any AFFILIATE provided that the AFFILIATE consents in writing to be bound by the applicable provisions of this AGREEMENT to the same extent as LICENSEE. LICENSEE agrees to deliver a copy of such contract to MD ANDERSON within thirty (30) calendar days following execution thereof, which copy may be redacted except to the extent necessary to verify compliance with this Section 3.2.

3.3

LICENSEE may enter into one or more SUBLICENSE AGREEMENTS for LICENSED SUBJECT MATTER consistent with the terms of this AGREEMENT provided that LICENSEE is responsible for its SUBLICENSEES relevant to this AGREEMENT, and for diligently collecting all amounts due LICENSEE from SUBLICENSEES. If a SUBLICENSEE pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use its best reasonable efforts to collect all consideration owed to LICENSEE and to have the SUBLICENSE AGREEMENT confirmed or rejected by a court of proper jurisdiction.

3.4

LICENSEE must deliver to MD ANDERSON a true and correct copy of each SUBLICENCE AGREEMNT entered into by LICENSEE, and any modification or termination thereof, within thirty (30) calendar days after execution, modification, or termination, which copy may be redacted except to the extent necessary to verify compliance with the applicable terms of this AGREEMENT.

3.5

LICENSEE, itself or through its SUBLICENSEES, shall use diligent efforts to make LICENSED PRODUCTS commercially available within the LICENSED TERRITORY. Without limiting the foregoing, LICENSEE, itself or through its SUBLICENSEES, shall:

(a)

maintain a bona fide, funded, ongoing and active research, development, manufacturing, regulatory, marketing or sales program (all as commercially reasonable) to make LICENSED PRODUCTS commercially available to the public as soon as commercially practicable within the LICENSED TERRITORY, and

(b)	achieve the following Diligence Milestone Event set forth m the table immediately below by the deadline indicated:

Diligence Milestone Event	Deadline
1. File for IND for PHASE I STUDY in the United States, France, Germany, Italy, Spain, the United Kingdom, or China	On or before the date that is the third (3rd) anniversary of the EFFECTIVE DATE

If any obligation under Sections 3.5(a) and 3.5(b) are not fulfilled, BOARD and/or MD ANDERSON may treat such failure as a breach in accordance with Section 13.3(c).

3.5

If this AGREEMENT is terminated pursuant to ARTICLE XIII-Term and Termination, BOARD and MD ANDERSON agree to accept as successors to LICENSEE, existing SUBLICENSEES in good standing at the date of termination provided that each such SUBLICENSEE consents in writing to be bound by all of the terms and conditions of this AGREEMENT.

IV.     CONSIDERATION, PAYMENTS AND REPORTS

4.1	In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay MD ANDERSON the following:

(a)

all reasonable PATENT EXPENSES incurred by MD ANDERSON in filing, prosecuting, defending in a patent office, and maintaining PATENT RIGHTS, and all such future expenses incurred by MD ANDERSON, for so long as, and in such countries as this AGREEMENT remains in effect. MD ANDERSON will invoice LICENSEE within thirty (30) calendar days of the EFFECTIVE DATE for the expenses incurred as of that time and on a quarterly basis thereafter. The invoice amounts will be due and payable by LICENSEE within thirty (30) calendar days of invoice; and

(b)

A nonrefundable license documentation fee (“LICENSE DOCUMENTATION FEE”) in the amount of [***]. The LICENSE DOCUMENTATION FEE will not reduce the amount of any other payment provided for in this ARTICLE IV, and is due and payable within thirty (30) calendar days after the AGREEMENT has been fully executed by all parties and LICENSEE has received an invoice for the amount from MD ANDERSON. This LICENSE DOCUMENTATION FEE is not subject to the thirty (30) day cure period set forth in Section 13.3(b); and

(c)	A nonrefundable annual maintenance fee (“ANNUAL MAINTENANCE FEE”) as follows:

(i)	if 2010 LICENSE has not terminated or expired, the amount of ANNUAL MAINTENANCE FEE shall be:

Anniversary of the EFFECTIVE DATE	Amount of ANNUAL MAINTENANCE FEE if 2010 LICENSE is in effect
1st	[***]
2nd	[***]
3rd	[***]
4th	[***]
5th	[***]
6th and each of every even subsequent anniversary (i.e., 8th, 10th, 12th, etc.) of the EFFECTIVE DATE	[***]

or

(ii)	if the 2010 LICENSE is not effect in any jurisdiction, the amount of ANNUAL MAINTENANCE FEE shall be:

Anniversary of the EFFECTIVE DATE	Amount of ANNUAL MAINTENANCE FEE if 2010 LICENSE is in effect
1st	[***]
2nd and each of all subsequent anniversaries of the EFFECTIVE DATE	[***]

Any ANNUAL MAINTENANCE FEE under Section 4.1(c)(i) or 4.1(c)(ii) is due and payable (without invoice) within thirty (30) calendar days of each respective anniversary of the EFFECTIVE DATE until the first SALE and upon receipt by LICENSEE of an invoice from MD ANDERSON. For clarity, LICENSEE shall be obligated to pay an ANNUAL MAINTENANCE FEE under either Section 4.1(c)(i) or Section 4.1(c)(ii), but not both, as applicable depending on the status of the 2010 License. Any ANNUAL MAINTENANCE FEE will not reduce the amount of any other payment provided for in this ARTICLE IV; and

(d)	Subject to Section 4.2, a ROYALTY RATE as follows:

(i)	if the LICENSED PRODUCT is covered by a VALID CLAIM in the country of SALE at the time of SALE as follows:

Type of LICENSED PRODUCT	ROYALTY RATE – If payment of royalty for the SALE of the LICENSED PRODUCT is also payable under the 2010 LICENSE	ROYALTY RATE – If payment of royalty for the SALE of the LICENSED PRODUCT is not also payable under the 2010 LICENSE
[***]	[***]	[***]
[***]	[***]	[***]

(ii)	if the LICENSED PRODUCT is not covered by a VALID CLAIM in the country of SALE at the time of SALE as follows:

Type of LICENSED PRODUCT	ROYALTY RATE – If payment of royalty for the SALE of the LICENSED PRODUCT is also payable under the 2010 LICENSE	ROYALTY RATE – If payment of royalty for the SALE of the LICENSED PRODUCT is not also payable under the 2010 LICENSE
[***]	[***]	[***]
[***]	[***]	[***]

For clarity, the lower ROYALTY RATE set forth in the tables above in this Section 4.1(d), shall be applied on a LICENSED PRODUCT-by-LICENSED PRODUCT basis and shall only apply to those SALES for which LICENSEE is obligated to pay, and does pay, a royalty for the sale of the same LICENSED PRODUCT under the 2010 LICENSE; and

(e)	milestone fees within thirty (30) days of achieving the following Milestone Events:

Milestone Events	Milestone Fees - if the corresponding Milestone Event of the 2010 LICENSE is achieved with the same LICENSED PRODUCT	Milestone Fees - Otherwise
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Each of the foregoing milestone fees shall be made by LICENSEE to MD ANDERSON (without invoice) within thirty (30) calendar days of achieving the Milestone Event and shall not reduce the amount of any other payment provided for in this ARTICLE IV. For clarity, each of the foregoing milestone payments shall be paid only once regardless of the number of LICENSED PRODUCTS that achieve such milestone; and

(e)	a percentage of all SUBLICENSE CONSIDERATION, received by LICENSEE from any SUBLICENSEE pursuant to Section 3.3 hereinabove as follows:

Execution Date of SUBLICENSE AGREEMENT	Percentage of SUBLICENSE CONSIDERATION - if sublicense consideration is payable under the 2010 LICENSE for the same SUBLICENSE AGREEMENT	Percentage of SUBLICENSE CONSIDERATION - if sublicense consideration is not payable under the 2010 LICENSE for the same SUBLICENSE AGREEMENT
[***]	[***]	[***]
[***]	[***]	[***]

4.2

In the event that a LICENSED PRODUCT is sold in combination with one or more other functional components for which no royalty would be due hereunder if sold separately (“COMBINATION PRODUCT(S)”), then the running royalty due for NET SALES of the COMBINATION PRODUCT will be calculated by multiplying the ROYALTY RATE by the total NET SALES received for the COMBINATION PRODUCT, and then multiplying the resulting product by the fraction, A/(A+B), where A is the average sale price of the LICENSED PRODUCT when sold by the LICENSEE separately, and B is the average sale price of all other functional component(s) included in the COMBINATION PRODUCT when sold by the LICENSEE separately. In the event either the component that is a LICENSED PRODUCT or the other functional component(s) included in the COMBINATION PRODUCT are not sold separately, then the running royalty due for NET SALES of the LICENSED PRODUCT sold as part of a COMBINATION PRODUCT will be calculated by multiplying the ROYALTY RATE by the NET SALES received for the COMBINATION PRODUCT, and then multiplying the resulting product by the fraction, F/(F+G) where F is the fair market value of the component that is a LICENSED PRODUCT, and G is the fair market value for each of the other functional component(s) included in the COMBINATION PRODUCT, such fair market values to be mutually agreed in good faith by LICENSEE and MD ANDERSON prior to sales of such COMBINATION PRODUCTS. Notwithstanding the foregoing, in no event shall the ROYALTY RATE due to MD ANDERSON for the SALE of a COMBINATION PRODUCT be less than the percentage set forth as follows:

(i)

If a royalty has been paid to or is concurrently due to MD ANDERSON for the SALE of such COMBINATION PRODUCT under the 2010 LICENSE, the ROYALTY RATE set forth in Section 4.1(d) for the SALE of such COMBINATION PRODUCT shall not be less than [***]%; and/or

(ii)

If a royalty has not been paid to or is not due to MD ANDERSON for the SALE such COMBINATION PRODUCT under the 2010 LICENSE, the ROYALTY RATE set forth in Section 4.1(d) for the SALE of such COMBINATION PRODUCT shall not be less than [***]% if the COMBINATION PRODUCT has received MARKETING APPROVAL for a dermatological INDICATION and shall not be less than [***]% if the COMBINATION PRODUCT that has received MARKETING APPROVAL for any INDICATION other than a dermatological INDICATION.

4.3	LICENSEE shall make no SALE prior to MARKETING APPROVAL unless LICENSEE pays the royalty due hereunder to MD ANDERSON on account of any NET SALES arising from such SALE.

4.4

Unless otherwise provided, all such payments are payable within sixty (60) calendar days after March 31, June 30, September 30, and December 31 of each year during the TERM, at which time LICENSEE will also deliver to MD ANDERSON a true and accurate report, giving such particulars of the business conducted by LICENSEE, its AFFILIATES and its SUBLICENSEES, if any exist, during the preceding three (3) calendar months under this AGREEMENT as necessary for MD ANDERSON to account for LICENSEE’s payments hereunder. This report will include pertinent data, including, but not limited to:

(a)	the accounting methodologies used to account for and calculate the items included in the report and any differences in such accounting methodologies used by LICENSEE since the previous report; and

(b)	a list of each LICENSED PRODUCT available for sale during the three (3) preceding calendar months; and

(c)	the total quantities of each LICENSED PRODUCT SOLD during such period; and

(d)	the total SALES; and

(e)	the calculation of NET SALES; and

(f)	the royalties so computed and due MD ANDERSON; and

(g)	all consideration received from each SUBLICENSEE and payments due MD ANDERSON; and

(h)	all other amounts due MD ANDERSON herein.

Simultaneously with the delivery of each such report, LICENSEE agrees to pay MD ANDERSON the amount due, if any, for the period of such report. These reports are required even if no payments are due.

4.5

During TERM and for one (1) year thereafter, LICENSEE agrees to keep complete and accurate records of its, its AFFILIATES’ and SUBLICENSEES’ SALES and NET SALES in sufficient detail to enable the royalties and other payments due hereunder to be determined. LICENSEE agrees to permit an independent auditor engaged by MD ANDERSON and reasonably acceptable to LICENSEE, at MD ANDERSON’s expense, to periodically (but no more than once per calendar year and solely with respect to records not previously examined, unless in the independent auditor’s reasonable opinion review of such previously examined records is necessary to properly conduct the current examination) examine LICENSEE’s books, ledgers, and records during regular business hours, with reasonable prior notice, for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. If any amounts due MD ANDERSON are determined to have been underpaid in an amount equal to or greater than [***]percent ([***]%) of the total amount due during the period so examined, then LICENSEE will pay the reasonable cost of the examination plus accrued interest at the lower of (a) the then-current prime interest rate plus [***]% or (b) the highest allowable rate.

4.6

Within thirty (30) calendar days following each anniversary of the EFFECTIVE DATE, LICENSEE will deliver to MD ANDERSON a written progress report as to LICENSEE’s (and any AFFILIATE’s and SUBLICENSEE’s) efforts and accomplishments during the preceding year in diligently commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE’S, AFFILIATES’ and SUBLICENSEES’ commercialization plans for the upcoming year.

4.7

All amounts payable hereunder by LICENSEE will be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks are to be made payable to The University of Texas M. D. Anderson Cancer Center, and sent by United States mail to [***], or by wire transfer to:

[***]

4.8	No payments due or royalties owed under this AGREEMENT will be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and another party, including, but not limited to, LICENSEE.

V.     SPONSORED RESEARCH

5.1

If LICENSEE desires to sponsor research for or related to the LICENSED SUBJECT MATTER, LICENSEE will notify MD ANDERSON and the PARTIES will negotiate in good faith the terms for such sponsored research.

VI.     PATENTS AND INVENTIONS

6.1

If after consultation with LICENSEE both parties agree that a new patent application should be filed for LICENSED SUBJECT MATTER, MD ANDERSON will prepare and file appropriate patent applications, and Licensee will pay the related Patent Expenses. If LICENSEE notifies MD ANDERSON that it does not intend to pay any portion of the PATENT EXPENSES for a patent application or patent, or if LICENSEE fails to promptly confirm its intent to pay any portion of the PA TENT EXPENSES for a patent application or patent upon inquiry from MD ANDERSON, or if LICENSEE is in arrears or otherwise in default or late on any payments due under Section 3.1, or if LICENSEE fails to timely make any payments for ANTICIPATED COSTS when due under Section 4.5, then MD ANDERSON may, in its sole discretion, elect to file, not file, continue prosecution or maintenance, or abandon such patent application or patent at its own expense without further notice to LICENSEE. In the event LICENSEE fails to pay or provides written notice of its intent not to pay any portion of PATENT EXPENSES for a patent application and/or patent under PATENT RIGHTS, then LICENSEE’s rights to such patent application and/or patent under PATENT RIGHTS shall terminate in their entirety. If at any time LICENSEE wishes to cease paying PATENT EXPENSES for a particular patent application and/or patent under PA TENT RIGHTS, LICENSEE must give MD ANDERSON at least ninety (90) calendar days prior written notice and LICENSEE shall continue to be obligated to pay for the PATENT EXPENSES which reasonably accrue with respect thereto during said notice period. Thereafter, said particular PATENT RIGHT, patent application, or patent shall no longer be included in the PATENT RIGHTS and LICENSEE shall have no further rights thereto. MD ANDERSON shall not be obligated to file, prosecute or maintain any patent or patent application if LICENSEE is in arrears or otherwise in default or late with respect to any PATENT EXPENSES or other payments or obligations hereunder.

6.2

LICENSEE shall cooperate with MD ANDERSON regarding any patent prosecution or patent maintenance matters or deadlines, including the timely provision of accurate information regarding its entity size status, and any changes thereto, in accordance with the regulations of the U.S. Patent and Trademark Office.

6.3

MD ANDERSON will provide LICENSEE with a copy of any applications for which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof. The parties agree that they share a common legal interest to get valid enforceable patents and that LICENSEE will keep all privileged information received pursuant to this Section confidential.

6.4

If LICENSEE is more than thirty (30) calendar days in arrears on any payment or obligation due under this AGREEMENT, BOARD, MD ANDERSON, and the counsel prosecuting licensed patents and patent applications shall have no obligation to confer or otherwise communicate with, or provide any information to, LICENSEE under this Article V of this AGREEMENT unless and until LICENSEE is no longer in arrears on all payments and obligations under this AGREEMENT.

6.5

Notwithstanding Section 4.1(a), prior to instructing patent counsel to respond or take action with respect to a patent or patent application directed to PATENT RIGHTS and/or prior to incurring costs with respect thereto, MD ANDERSON shall have the right, at its election and in its sole discretion, to require upfront, advance payment from Licensee of the anticipated PATENT EXPENSES for any patent or patent application directed to PATENT RIGHTS (“ANTICIPATED COSTS”) as follows: MD ANDERSON shall provide a reasonable estimate of the ANTICIPATED COSTS to LICENSEE and shall specify a due date for the advance payment of such ANTICIPATED COSTS. With respect to such due date, MD ANDERSON may require LICENSEE to make such advance payment for ANTICIPATED COSTS at any time up to two (2) months prior to the date MD ANDERSON has chosen for the legal work to be completed, provided that such due date for payment is at least fifteen (15) calendar days after the estimate is provided to LICENSEE. Unless otherwise agreed in writing, such estimate may be sent by email to [***] or in accordance with the Notice provisions in Section 15.2. In the event the payment for ANTICIPATED COSTS actually made by LICENSEE to MD ANDERSON exceeds the actual costs, any unused balance will be credited towards future patent expenses, or, upon written request, returned to LICENSEE. In the event the actual costs incurred by MD ANDERSON exceed the estimate of ANTICIPATED COSTS, MD ANDERSON shall invoice LICENSEE for the excess costs. Within thirty (30) calendar days of receiving an invoice from MD ANDERSON for such costs incurred in excess of the reasonable estimate of ANTICIPATED COSTS, LICENSEE shall reimburse MD ANDERSON for such excess amount.

VII.     INFRINGEMENT BY THIRD PARTIES

7.1

LICENSEE, at its expense, shall have the first right (but no obligation) to enforce all PATENT RIGHTS against infringement by third parties and is entitled to retain recovery from such enforcement. After reimbursement of LICENSEE’s reasonable legal costs and expenses related to such recovery incurred by LICENSEE, LICENSEE agrees to pay MD ANDERSON either: (a) the applicable royalty detailed in Section 4.1(d) for any monetary recovery that is for sales of LICENSED PRODUCTS lost due to the infringement and [***]percent ([***]%) of related punitive damages received by LICENSEE; or (b) [***]percent ([***]%) of reasonable royalties awarded and received by LICENSEE, and fifty percent ([***]%) of related punitive damages received by LICENSEE in any monetary recovery in which the award is for reasonable royalties.

7.2

If it is necessary to name BOARD or MD ANDERSON as a party in such action to enforce PA TENT RIGHTS against an infringer, then LICENSEE must first obtain BOARD’S and MD ANDERSON’S prior written permission, which permission shall not be unreasonably withheld, provided that BOARD and MD ANDERSON shall have reasonable prior input on choice of counsel on any matter where such counsel represents BOARD or MD ANDERSON, and LICENSEE and such counsel agree to follow all required procedures of the Texas Attorney General regarding retention of outside counsel for state entities.

7.3

MD ANDERSON shall promptly notify LICENSEE if MD ANDERSON’S Office of Technology Commercialization becomes aware of any infringement or potential infringement of any PATENT RIGHTS. If LICENSEE does not first exercise its right under Section 7.1 within twelve (12) months of knowledge of infringement, then, BOARD or MD ANDERSON may, at its sole discretion, enforce any patent licensed hereunder on behalf of itself and LICENSEE, with MD ANDERSON retaining all recoveries from such enforcement. If BOARD and/or MD ANDERSON pursues such infringement action, BOARD and/or MD ANDERSON may, as part of the resolution thereof, grant non-exclusive license rights to the alleged infringer, notwithstanding LICENSEE’s exclusive license rights.

VIII.     PATENT MARKING

8.1

LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), documentation therefor, and, when possible, actual LICENSED PRODUCT(S) sold by LICENSEE, AFFILIATES, and/or SUBLICENSEES will be appropriately marked with the number of any applicable patent(s) licensed hereunder in accordance with each country’s patent laws, including Title 35, United States Code, to the extent such marking is necessary or required to fully preserve PATENT RIGHTS in each such country.

IX.     INDEMNIFICATION AND INSURANCE

9.1

LICENSEE AGREES TO HOLD HARMLESS AND INDEMNIFY BOARD, SYSTEM, MD ANDERSON, THEIR REGENTS, OFFICERS, EMPLOYEES, STUDENTS AND AGENTS FROM AND AGAINST ANY CLAIMS, DEMANDS, OR CAUSES OF ACTION WHATSOEVER BROUGHT BY THIRD PARTIES, COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES, INCLUDING WITHOUT LIMITATION, THOSE COSTS ARISING ON ACCOUNT OF ANY INJURY OR DEATH OF PERSONS OR DAMAGE TO PROPERTY (COLLECTIVELY, “LIABILITIES”) IN EACH CASE THAT ARE CAUSED BY, OR ARISING OUT OF, OR RESULTING FROM, THE EXERCISE OR PRACTICE OF THE RIGHTS GRANTED HEREUNDER BY LICENSEE, ITS OFFICERS, ITS AFFILIATES OR THEIR OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES EXCEPT TO THE EXTENT SUCH LIABILITIES ARISE FROM (i) THE NEGLIGENT FAILURE OF MD ANDERSON TO SUBSTANTIALLY COMPLY WITH ANY APPLICABLE GOVERNMENTAL REQUIREMETNS OR (ii) THE NEGLIGENT OR WILLFUL MISCONDUCT BY A REGENT, OFFICER, AGENT OR EMPLOYEE OF MD ANDERSON.

9.2

IN NO EVENT SHALL BOARD, SYSTEM OR MD ANDERSON BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER BOARD, SYSTEM OR MD ANDERSON KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

9.3

OTHER THAN FOR CLAIMS AGAINST LICENSEE FOR INDEMNIFICATION PURSUANT TO SECTION 9.1 OR FOR THE MISAPPROPRIATION OR INFRINGEMENT OF MD ANDERSON’S INTELLECTUAL PROPERTY RIGHTS, LICENSEE SHALL WILL NOT BE LIABLE TO MD ANDERSON FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER LICENSEE KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

9.4

Beginning at the time when any LICENSED SUBJECT MATTER is being distributed or sold (including for the purpose of obtaining MARKETING APPROVALS) by LICENSEE, an AFFILIATE, or by a SUBLICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $[***] per incident and $[***] annual aggregate, and LICENSEE shall use reasonable efforts to have the BOARD, SYSTEM, MD ANDERSON, their Regents, officers, employees, students and agents named as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; (ii) broad form contractual liability coverage for LICENSEE’s indemnification under this AGREEMENT; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this AGREEMENT.

9.5

LICENSEE shall provide MD ANDERSON with written evidence of such insurance within thirty (30) calendar days of its procurement. Additionally, LICENSEE shall provide MD ANDERSON with written notice of at least fifteen (15) calendar days prior to the cancellation, non-renewal or material change in such insurance.

9.6

LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during: (i) the period that any LICENSED SUBJECT MATTER developed pursuant to this AGREEMENT is being commercially distributed or sold by LICENSEE, an AFFILIATE or by a SUBLICENSEE or agent of LICENSEE; and (ii) the five (5) year period immediately after such period.

X.     USE OF BOARD AND MD ANDERSON’S NAME

10.1

LICENSEE will not use the name of (or the name of any employee of) MD ANDERSON, SYSTEM or BOARD in any advertising, promotional or sales literature, on its Web site, or for the purpose of raising capital without the advance express written consent of BOARD secured through:

The University of Texas
M. D. Anderson Cancer Center
[***]

Notwithstanding the above, LICENSEE may use the name of (or name of employee of) MD ANDERSON, SYSTEM or BOARD in routine business correspondence or as needed in appropriate regulatory submissions or required by applicable law or court order without express written consent.

XI.     CONFIDENTIAL INFORMATION AND PUBLICATION

11.1

MD ANDERSON and LICENSEE each agree that all information contained in documents marked “confidential” and forwarded to one by the other (i) are to be received in strict confidence, (ii) are to be used only for the purposes of this AGREEMENT, and (iii) will not be disclosed by the recipient party (except as required by law or court order), nor by the recipient party’s agents or employees without the prior written consent of the disclosing party, except to the extent that the recipient party can establish by competent written proof that such information:

(a)	was in the public domain at the time of disclosure; or

(b)	later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns; or

(c)	was lawfully disclosed to the recipient party by a third party having the right to disclose it; or

(d)	was already known by the recipient party at the time of disclosure; or

(e)	was independently developed by the recipient party without use of the disclosing party’s confidential information; or

(f)

is required by law or regulation to be disclosed; provided that such recipient party gives the disclosing party reasonable prior notice of such disclosure requirement and affords the disclosing party an opportunity to obtain a protective order or other appropriate relief.

11.2

Each party’s obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the disclosing party’s confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. This obligation will exist while this AGREEMENT is in force and for a period of three (3) years thereafter. Notwithstanding the foregoing, LICENSEE may disclose the MD ANDERSON’s Confidential Information only to its AFFILIATES, investors, and to existing or potential SUBLICENSEES or acquirers or merger partners (“REPRESENTATIVES”) who have been informed of this AGREEMENT, who need to know such Confidential Information to assist the LICENSEE as reasonably needed to conduct the development or commercialization of LICENSED PRODUCTS, provided that such Representatives are subject to obligations of confidentiality and non-use at least as strict as LICENSEE’s obligations under this AGREEMENT.

11.3

MD ANDERSON reserves the right to publish the general scientific findings from research conducted by MD ANDERSON related to LICENSED SUBJECT MATTER, with due regard to the protection of LICENSEE’s confidential information. MD ANDERSON will submit the manuscript of any proposed publication to LICENSEE at least thirty (30) calendar days before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE’s confidential information. Upon LICENSEE’s request, MD ANDERSON shall remove LICENSEE’s confidential information from the publication and publication may be delayed up to sixty (60) additional calendar days to enable LICENSEE to secure adequate intellectual property protection of LICENSED SUBJECT MATTER that would otherwise be affected by the publication.

XII.     ASSIGNMENT

12.1

In case of the sale of all of LICENSEE’s assets to a third party, or in connection with any transaction other than sale of all of LICENSEE’s assets to a third party, this AGREEMENT may be assigned subject to the payment to MD ANDERSON prior to the ASSIGNMENT of a fee for permitting such ASSIGNMENT (“ASSIGNMENT FEE”) as follows:

(a)

if LICENSEE has paid all fees for required for assignment of the 2010 LICENSE and the AGREEMENT is to be assigned to the same party to which LICENSEE assigned the 2010 LICENSE, the ASSIGMENT FEE due MD ANDERSON under this AGREEMENT shall be $[***]; or

(b)	if Section 12.1(a) is not applicable, the ASSIGMENT FEE due MD ANDERSON under this AGREEMENT shall be $[***].

Any ASSIGNMENT FEE shall be in addition to and shall not replace the LICENSE DOCUMENTATION FEE above. No ASSIGNMENT FEE shall be due if the ASSIGNMENT is to an AFFILIATE, provided that LICENSEE or the AFFILIATE pays the ASSIGNMENT FEE in the event AFFILIATE thereafter makes an ASSIGNMENT of the AGREEMENT to a third party.

XIII.     TERM AND TERMINATION

13.1

Subject to Sections 13.3 and 13.4 hereinbelow, the term of this AGREEMENT is from the EFFECTIVE DATE until the later of (a) expiration of the last to expire patents issued from the PATENT RIGHTS, or (b) twenty (20) years from the EFFECTIVE DATE (“TERM”).

13.2	Reserved

13.3	Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

(a)

upon thirty (30) calendar days written notice if LICENSEE becomes bankrupt and/or if the business of LICENSEE shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise; or

(b)

upon thirty (30) calendar days written notice from MD ANDERSON, if LICENSEE materially breaches or defaults on the payment or report obligations of ARTICLE IV (excluding the license documentation fee specified in Section 4.1(b), for which no cure period applies), or use of name obligations of ARTICLE X, unless, before the end of such thirty (30)-calendar day notice period, LICENSEE has cured the material default or breach to MD ANDERSON’s reasonable satisfaction, and so notifies MD ANDERSON, stating the manner of the cure; or

(c)

upon ninety (90) calendar days written notice from MD ANDERSON if LICENSEE materially breaches or defaults on any other obligation under this AGREEMENT, unless, before the end of such ninety (90) calendar-day notice period, LICENSEE has cured the material default or breach to MD ANDERSON’s reasonable satisfaction and so notifies MD ANDERSON, stating the manner of the cure; or

(d)

at any time by mutual written agreement between LICENSEE and MD ANDERSON upon one hundred eighty (180) calendar days written notice to all parties and subject to any terms herein which survive termination; or

(e)	upon thirty (30) calendar days written notice from MD ANDERSON if the termination is pursuant to Section 13.2 or Section 15.8; or

(f)	if LICENSEE has defaulted or been late on its payment obligations pursuant to the terms of this AGREEMENT on any two (2) occasions in a twelve (12) month period; or

(g)	immediately, upon written notice from MD ANDERSON, if LICENSEE fails to timely pay the LICENSE DOCUMENTATION FEE specified in Section 4.1(b); or

(h)	for any reason upon thirty (30) calendar days written notice from LICENSEE to MD ANDERSON, provided that LICENSEE is not in material breach of any of its obligations under this AGREEMENT.

13.4	Upon termination of this AGREEMENT:

(a)	nothing herein will be construed to release either party of any obligation maturing prior to the effective date of the termination; and

(b)

both parties covenant and agree to be bound by the provisions of ARTICLES IX (Indemnification and Insurance), X (USE OF BOARD AND MD ANDERSON’S NAME) and XI (CONFIDENTIAL INFORMATION AND PUBLICATION) of this AGREEMENT. Notwithstanding the foregoing, the obligations of confidentiality according to Article XI shall survive early termination of this AGREEMENT under Section 13.3 for a period of five (5) years and shall immediately expire upon expiration of this AGREEMENT under Section 13.1.

XIV.     WARRANTY: SUPERIOR-RIGHTS

14.1

BOARD represents and warrants its belief that (a) it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (b) it has the right to grant licenses thereunder, and (c) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

14.2

LICENSEE understands that in the event that the LICENSED SUBJECT MATTER was developed under a funding agreement with the Government of the United States of America (“GOVERNMENT”),the GOVERNMENT may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the GOVERNMENT’s rights under any such agreement and any applicable law or regulation. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such GOVERNMENT agreement, applicable law or regulation shall prevail.

14.3

LICENSEE UNDERSTANDS AND AGREES THAT BOARD AND MD ANDERSON, BY THIS AGREEMENT, MAKE NO REPRESENTATION AS TO THE OPERABILITY OR FITNESS FOR ANY USE, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT, PATENTABILITY, AND/OR BREADTH OF THE LICENSED SUBJECT MATTER. BOARD AND MD ANDERSON, BY THIS AGREEMENT, ALSO MAKE NO REPRESENTATION AS TO WHETHER ANY PATENT COVERED BY PATENT RIGHTS IS VALID OR AS TO WHETHER THERE ARE ANY PATENTS NOW HELD, OR WHICH WILL BE HELD, BY OTHERS OR BY BOARD OR MD ANDERSON IN THE LICENSED FIELD, NOR DO BOARD AND MD ANDERSON MAKE ANY REPRESENTATION THAT THE INVENTIONS CONTAINED IN PATENT RIGHTS DO NOT INFRINGE ANY OTHER PATENTS NOW HELD OR THAT WILL BE HELD BY OTHERS OR BY BOARD.

14.4

LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in any way by BOARD, SYSTEM, MD ANDERSON or employees thereof to enter into this AGREEMENT, and further warrants and represents that (a) LICENSEE is entering into this AGREEMENT voluntarily; (b) LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to this AGREEMENT; and (c) LICENSEE has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

XV.     GENERAL

15.1

This AGREEMENT constitutes the entire and only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings with respect thereto are superseded hereby. No agreements altering or supplementing the terms hereof will be made except by a written document signed by both parties.

15.2

Any notice required by this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes thereof when sent by first class mail or reputable international courier (e.g., Federal Express or UPS) and shall be evidenced by the postmark at the point of mailing or by the dated delivery receipt of the courier. All notices and any correspondence respecting this Agreement shall be transmitted as follows:

To MD Anderson, if by mail:
The University of Texas M. D. Anderson Cancer Center
Strategic Industry Ventures/Office of Technology Commercialization
[***]

To MD Anderson, if by courier:
The University of Texas M. D. Anderson Cancer Center
Strategic Industry Ventures/Office of Technology Commercialization
[***]

Contact phone number for use by courier: [***]

or in the case of LICENSEE to:

Moleculin Biotech, Inc.
5300 Memorial Drive - Suite 950
Houston, Texas 77007
ATTENTION: Jonathan Foster

or other addresses as may be given from time to time under the terms of this notice provision.

15.3

LICENSEE must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT. LICENSEE acknowledges that the LICENSED SUBJECT MATTER is subject to U. S. export control jurisdiction. LICENSEE agrees to comply with all applicable international and national laws that apply to the LICENSED SUBJECT MATTER, including U.S. Export Administration Regulations, as well as end-user, end-use, and destination restrictions applied by the United States.

15.4

This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this AGREEMENT, and LICENSEE consents to the jurisdiction and venue of such courts and hereby explicitly waives the rights to any other venue to which it might be entitled by cause of action, domicile or otherwise. Nothing in this AGREEMENT shall be deemed as a waiver by BOARD, SYSTEM or MD ANDERSON of its sovereign immunity.

15.5

Failure of BOARD or MD ANDERSON or LICENSEE to enforce a right under this AGREEMENT will not act as a waiver of right or the ability to later assert that right relative to the particular situation involved.

15.6	Headings included herein are for convenience only and will not be used to construe this AGREEMENT.

15.7	If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless will remain enforceable.

15.8

In the event that LICENSEE brings an action before any court, agency or tribunal seeking to invalidate or otherwise challenge the enforceability of or BOARD’s ownership of any patent included in the PATENT RIGHTS, then MD ANDERSON may immediately terminate this AGREEMENT upon written notice to LICENSEE. Any dispute regarding the validity, enforceability or ownership of any patent included in the PATENT RIGHTS shall be litigated in the courts located in Houston, Texas, and LICENSEE agrees not to challenge personal jurisdiction in that forum. To the extent that LICENSEE unsuccessfully challenges the validity or enforceability of any patent included in the PATENT RIGHTS, LICENSEE agrees to reimburse MD ANDERSON and BOARD for all costs and fees (including attorney’s fees) paid by MD ANDERSON and BOARD in defending against such challenge. LICENSEE understands and agrees that, in the event LICENSEE successfully challenges the validity or enforceability of any patent included in the PATENT RIGHTS, all payments or other consideration made or otherwise provided by LICENSEE to MD ANDERSON prior to a final, non-appealable adjudication of invalidity and/or unenforceability shall be non-refundable. The obligations of this Section shall survive the expiration or termination of this AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER By /s/ [***] Date: 2/3/2022	MOLECULIN BIOTECH, INC. By /s/ Jonathan P. Foster Printed Name: Jonathan P. Foster Title: EVP & CFO Date: 1-21-22

Approved as to Content:

By     /s/ [***]
         [***]
         Vice President, Strategic Industry Ventures
         M.D. Anderson Cancer Center

Date: 2/3/2022

EXHIBIT I

[***]